UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 10, 2016

Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 10, 2016, Socket Mobile, Inc. (the “Company”) held its Annual Meeting of Stockholders at 10:30 a.m. at the Company’s headquarters at 39700 Eureka Drive, Newark, California 94560 for the following purposes:

Item 1 To elect five directors to serve until their respective successors are elected;

Item 2 Advisory vote on executive compensation policies and practices as described in the annual meeting proxy;

Item 3 To ratify the appointment of Sadler, Gibb & Associates LLC as independent registered public accountants of the Company for the fiscal year ending December 31, 2016.

Only stockholders of record at the close of business on March 14, 2016 were entitled to notice of and to vote at the meeting. At the Record Date, 5,659,903 shares of Common Stock were issued and outstanding and each share of Common Stock was entitled to one vote. The Company had no other class of voting securities outstanding and entitled to vote at the meeting. A total of 4,855,943 shares or 85.8% of total shares outstanding were voted representing a quorum of stockholders entitled to vote at the meeting for the transaction of business.

RESULTS OF THE STOCKHOLDER VOTE:

Item 1 Election of Directors

Name	Votes For	Votes Withheld	Outcome
1. Charlie Bass	1,654,918	147,937	Elected
2. Kevin J. Mills	1,654,918	147,937	Elected
3. David W. Dunlap	1,654,418	148,437	Elected
4. Charles C. Emery Jr.	1,796,919	5,936	Elected
5. Peter Sealey	1,733,355	69,500	Elected

Item 2. Advisory vote on executive compensation policies as described in the annual meeting proxy

Votes For	Votes Against	Outcome
1,654,550	127,819	Approved with an affirmative vote of 92.8%

Item 3. Ratification of Sadler, Gibb & Associates LLC as Independent Public Accountants for Fiscal Year 2016

Votes For	Votes Against	Votes Abstained	Outcome
4,808,498	2,028	9,967	Approved with an affirmative vote of 99.8% of votes cast

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: May 10, 2016	/s/ David W. Dunlap
Name: David W. Dunlap
Vice President, Finance and Administration and Chief Financial Officer